UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2016

DTS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road
Calabasas, CA
(Address of principal executive offices, with zip code)

(818) 436-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 12, 2016, DTS, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders. Of the 17,488,830 shares of the Company's common stock outstanding as of the record date, 16,628,998 shares were represented at the meeting. The stockholders considered five proposals at the meeting, each of which is described in more detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2016. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1.              The stockholders elected two Class I directors to hold office until the 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified or until his earlier death, resignation or removal, by the following votes:

Name of Directors Elected	For	Withhold	Broker Non-Votes
Craig S. Andrews	15,091,817	551,820	985,361
L. Gregory Ballard	14,928,602	715,035	985,361

David C. Habiger and Jon E. Kirchner are continuing directors with terms expiring upon the 2017 Annual Meeting of Stockholders. V. Sue Molina is a continuing director with a term expiring upon the 2018 Annual Meeting of Stockholders.

Proposal 2.     The stockholders approved the amended and restated DTS, Inc. 2013 Employee Stock Purchase Plan, by the following vote:

For	Against	Abstain	Broker Non-Votes
14,954,912	687,925	800	985,361

Proposal 3.     The stockholders approved the amended and restated DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, by the following vote:

For	Against	Abstain	Broker Non-Votes
14,953,684	689,053	900	985,361

Proposal 4.              The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the following vote:

For	Against	Abstain	Broker Non-Votes
13,120,142	2,521,476	2,019	985,361

Proposal 5.              The stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accountants for the 2016 fiscal year, by the following vote:

For	Against	Abstain
15,439,193	1,187,363	2,442

No other items were presented for stockholder approval at the 2016 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: May 13, 2016	By:	/s/ Melvin Flanigan

Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)